UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

December 21, 2009
Date of Report (date of Earliest Event Reported)

Dynamic Alert Limited
(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-33714	98-0430746
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
11622 El Camino Real, Suite 100, San Diego, California 92160
(Address of principal executive offices and zip code)

(888) 675-0888
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On December 21, 2009, Board of Directors of Dynamic Alert Limited (the “Company”) appointed Mr. Phillip Jennings Vice President Business Development and elected him as a Member of the Company’s Board of Directors.

Mr. Jennings, 68, is an investment banker with significant experience in financing and merger and acquisition activities over the past thirty years. He has created and financed companies in the resource and technology sectors in Asia and South America, as well as the U.S.  Throughout his career, Mr. Jennings has been a leader in applying new technology to existing businesses to increase efficiency and profitability.

In 1992, Mr. Jennings was CEO and founder of Teleres, a joint venture with Dow Jones & Co. and AEGON USA that created the first national online real estate system.  In 1997, he created a similar company in China (Soufun.com) which has grown to be the largest in the world in that industry. He has significant experience and connections in the South American resource business where, since 2001, he has been involved in using tertiary recovery technology methodology in oil and gas exploration in Colombia.  His time in South America led him to become the founder of two ventures using leading-edge technology to identify and map landmines and to distribute water-purifying devices to local communities in Colombia that have been negatively affected by war and the accompanying explosive remnants of such conflict.  To enhance those efforts, he recently co-founded Molecular Resonance Corporation (MRC) to research and develop an electromagnetic spectroscopy system for the airborne detection of Improvised Explosive Devices using sensors developed by Lawrence Livermore National Laboratory combined with MRC proprietary technology.  Mr. Jennings is also the founder of Brazil Gold Corporation, a US-based privately-held mineral exploration company active in South America.  He currently sits on the board of directors of quant fund managers First Forge Capital LLC, and is a member of the board of directors and the CEO of Avalon Holding Group Inc., an SEC-listed company.

Mr. Jennings was born and educated in the United States, graduating from Oklahoma State University with a degree in Business Administration. He attended the University of Mexico for graduate studies. He is a former U.S. Marine Captain.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC ALERT LIMITED

Date: December 21, 2009                                                     By:              /s/ Thomas E. Sawyer
Name:         Thomas E. Sawyer
Title:           Chief Executive Officer